Exhibit 10.3
Execution Version
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 2 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 10, 2024 (this “Amendment”), by and between APX GROUP, INC., a Delaware corporation (the “Borrower”), APX GROUP HOLDINGS, INC., a Delaware corporation (“Initial Holdings”), the other Guarantors party hereto, each of the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent under the Existing Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrower, Initial Holdings, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, the L/C Issuers party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender, have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 9, 2021 (as amended by Amendment No.1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2023, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used herein but not otherwise defined herein have the meanings given such terms in the Amended Credit Agreement);
WHEREAS, Initial Holdings, the Borrower, the Administrative Agent and each of the Lenders party hereto desire to amend the Existing Credit Agreement;
WHEREAS, each Term Lender holding Initial Term Loans outstanding immediately prior to the effectiveness of this Amendment on the Amendment No. 2 Effective Date (as defined below) will have agreed to the terms of this Amendment at the Amendment Effective Time (as defined below); and
WHEREAS, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Royal Bank of Canada and Truist Securities, Inc. are joint lead arrangers for this Amendment (collectively, the “Lead Arrangers”).
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

Amendments
Immediately after giving effect to the assignments and/or repayment of all Obligations relating to the applicable Initial Term Loans on the Amendment No. 2 Effective Date pursuant to Article IV of this Amendment (such time, the “Amendment Effective Time”), the Lenders party hereto, which

Lenders constitute (i) all the Term Lenders on the Amendment Effective Time and (ii) the Required Lenders (determined immediately prior to the Amendment Effective Time), hereby consent to amend the Existing Credit Agreement as follows:
(a)The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:
“Amendment No. 2” means Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of April 10, 2024, among the Borrower, Initial Holdings, the Lenders party thereto and the Administrative Agent.
“Amendment No. 2 Effective Date” has the meaning set forth in Amendment No. 2.
(b)Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
“(a)     with respect to the Initial Term Loans:
(i) until delivery of financial statements for the fiscal quarter ending December 31, 2021 pursuant to Section 6.01, a percentage per annum equal to (x) for Eurocurrency Rate Loans, 3.50% and (y) for Base Rate Loans, 2.50%;
(ii) at any time upon or after the delivery of the financial statements pursuant to Section 6.01 for the fiscal quarter ending December 31, 2021, and prior to the Amendment No. 2 Effective Date (but excluding such date), the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Term SOFR for Initial Term Loans	Base Rate for Initial Term Loans
1	> 1.50:1.00	3.50%	2.50%
2	≤ 1.50:1.00 and > 1.00:1.00	3.25%	2.25%
3	≤ 1.00:1.00	3.00%	2.00%

(iii) on and after the Amendment No. 2 Effective Date, a percentage per annum equal to (x) for Term SOFR Loans, 2.75% and (y) for Base Rate Loans, 1.75%”
(c)The definition of “Loan Documents” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Letter of

Credit Issuance Request and, (vi) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (vii) Amendment No. 1 and (viii) Amendment No. 2.”
(d)The definition of “Repricing Transaction” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the words “incurred on the Closing Date” appearing therein with the words “outstanding on the Amendment No. 2 Effective Date”.
(e)The definition of “SOFR Adjustment” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“SOFR Adjustment” means (a) with respect to a Revolving Credit Loan or a Swingline Loan, 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration (or a duration of less than one month), 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, 0.42826% (42.826 basis points) for an Interest Period of six-month’s duration and 0.71513% (71.513 basis points) for an Interest Period of twelve-month’s duration and (b) with respect to any Loan (other than a Revolving Credit Loan or a Swingline Loan), 0.00%.
(f)Section 2.05(a)(iv) of the Existing Credit Agreement is hereby amended by replacing the words “the Closing Date” appearing in the first sentence and the second sentence of Section 2.05(a)(iv) of the Existing Credit Agreement, in each case, with the words “the Amendment No. 2 Effective Date”.
(g)Section 10.07(q) of the Existing Credit Agreement is hereby amended by deleting such Section 10.07(q) of the Existing Credit Agreement in its entirety and replacing it with the following:
“    (q)    Any request for consent of the Borrower pursuant to Section 10.07(b)(i)(A) or Section 10.07(f) and related communications shall be delivered by the Administrative Agent simultaneously to any recipient that is Holdings or the Borrower, as designated in writing to the Administrative Agent by the Borrower from time to time (if any).”
ARTICLE II
Conditions to Effectiveness
This Amendment shall become effective on the date on which each of the following conditions is satisfied (such date, the “Amendment No. 2 Effective Date”):
(a)The Administrative Agent’s receipt of the following:
(i)counterparts of this Amendment properly executed by a Responsible Officer of the Borrower and Initial Holdings;
(ii)a certificate, dated the Amendment No. 2 Effective Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in clauses (f) and (g) of this Article II.

(b)The Lenders party to this Amendment, which collectively constitute (A) the Required Lenders (determined immediately prior to the Amendment Effective Time) and (B) all the Term Lenders on the Amendment Effective Time, have each consented to this Amendment by delivery to the Administrative Agent of (i) originals or pdf copies or other facsimiles (followed promptly by originals) of counterparts of this Amendment executed such Lender or (ii) a consent of such Lender to this Amendment.
(c)The Borrower shall have paid (or shall pay substantially concurrently with the effectiveness of this Amendment on the Amendment No. 2 Effective Date) all accrued and unpaid interest on the Initial Term Loans to, but not including, the Amendment No. 2 Effective Date, and, to the extent applicable, shall have submitted a Committed Loan Notice with respect to any Borrowing of Initial Term Loans on the Amendment No. 2 Effective Date in accordance with Section 2.02 of the Existing Credit Agreement.
(d)The fees and expenses due to the Administrative Agent, the Lead Arrangers and their Affiliates required to be paid on the Amendment No. 2 Effective Date and invoiced at least three Business Days before the Amendment No. 2 Effective Date (except as otherwise reasonably agreed by the Borrower) shall have been paid.
(e)The Administrative Agent shall have received at least three Business Days prior to the Amendment No. 2 Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Amendment No. 2 Effective Date. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Amendment No. 2 Effective Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least ten Business Days prior to the Amendment No. 2 Effective Date.
(f)The representations and warranties of each Loan Party set forth in Article 5 of the Amended Credit Agreement and the representations and warranties of the Borrower set forth in Article III of this Amendment shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(g)No Default shall exist or would result from this Amendment or the transactions contemplated by this Amendment.
Without limiting the generality of the provisions of Section 9.03(c) of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Article II, each Lender that has signed this Amendment shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 2 Effective Date specifying its objection thereto.

ARTICLE III
Representations and Warranties.
To induce each Lender party hereto to enter into this Amendment, the Borrower represents and warrants that:
(a)Organization; Power. The Borrower (i) is duly organized or incorporated, validly existing and, to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the laws of the jurisdiction of its organization or incorporation and (ii) has all requisite organizational or constitutional power and authority to execute and deliver this Amendment and perform its obligations under the Amended Credit Agreement, and the other Loan Documents to which it is a party, except, in the case of clause (i), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)Authorization; Enforceability. This Amendment has been duly authorized by all necessary corporate, shareholder or other organizational action by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)Loan Document Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Amended Credit Agreement or any other Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the Amendment No. 2 Effective Date and except that the representations and warranties which by their terms are made as of an earlier date are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) only as of such specified date.
(d)No Default. At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
ARTICLE IV

Replacement of Non-Consenting Lenders
On the Amendment No. 2 Effective Date, concurrently with the effectiveness of this Amendment, the Borrower shall (i) be deemed to have exercised its rights under Section 3.07(a)(x) of the Existing Credit Agreement to require each Term Lender that is a Non-Consenting Lender in respect of this Amendment to assign its Initial Term Loans that are listed on Schedule 1 to this Amendment to Bank of America, N.A., and by its execution of this Amendment, the Administrative Agent agrees to accept such assignments and Bank of America, N.A. agrees to accept such assignments and approves this Amendment in its capacity as assignee of any such Initial Term Loans and an “Initial Term Lender” hereunder and (ii) repay under Section 3.07(a)(y) all Obligations of the Borrower owing to any Term

Lender that is a Non-Consenting Lender in respect of this Amendment relating to the Initial Term Loans of such Term Lender that are listed on Schedule 2 to this Amendment.
ARTICLE V

Miscellaneous
Section 1.1.Effect of Amendment.
(a)On and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended Credit Agreement, mean and are a reference to the Amended Credit Agreement as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
(b)The Existing Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all of the respective Obligations of Holdings and the Borrower under the Loan Documents, in each case as the Existing Credit Agreement is amended by this Amendment.
(c)The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Existing Credit Agreement.
Section 1.2.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the other Loan Documents and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 1.3.GOVERNING LAW, ETC. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF

NEW YORK. The provisions of Sections 10.15(b) and 10.16 of the Amended Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis.
Section 1.4.Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 1.5.Reaffirmation. Each of Initial Holdings and the Borrower, on behalf of itself and each other Loan Party, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements of each Loan Party contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) the guarantee of each Loan Party of the Guaranteed Obligations under each Guaranty to which it is a party and the grant of Liens by each Loan Party on the Collateral to secure the applicable Obligations pursuant to the Collateral Documents.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
APX GROUP, INC.,
as Borrower
By:    /s/ Jean-Pierre Breaux
    Name:    Jean-Pierre Breaux    Title:    Vice President and Treasurer
APX GROUP HOLDINGS, INC.,
as Initial Holdings
By:    /s/ Jean-Pierre Breaux
    Name:    Jean-Pierre Breaux
    Title:    Vice President and Treasurer

[Signature Page to Amendment No. 2]

Accepted and Acknowledged:

BANK OF AMERICA, N.A.,
as Administrative Agent
/s/ Don B. Pinzon
Name:    Don B. Pinzon
Title:    Vice President

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Lender
/s/ Christopher J. Heitker
Name:    Christopher J. Heitker
Title:    Director

[Signature Page to Amendment No. 2]

SCHEDULE 1

Assigned Initial Term Loans of Non-Consenting Lenders

Term Lender	Initial Term Loan
Ontario Teachers’ Pension Plan	$14,796,880.65
SEIX	$13,394,342.23
Investcorp S.A.	$10,334,557.74
FS Investment Advisor	$4,409,640.52
Fidelity	$1,964,735.51
BARINGS LLC	$1,885,225.98
Thrivent Financial	$1,651,730.06
Wintrust Bank, N.A.	$959,927.89
Eaton Vance	$3,472.55

SCHEDULE 2

Repaid Initial Term Loans of Non-Consenting Lenders
None.